ASSET PURCHASE AGREEMENT

Between:

Well Advised Ltd

and

BioCorRx Inc.

Dated: January 26, 2016

This agreement is made between Well Advised Ltd located at 1 The Avenue, Ongar Village, Dublin 15, Ireland ("seller"), and BioCorRx Inc., a Nevada corporation (hereinafter referred to as "Buyer").

RECITALS

Whereas, Buyer desires to purchase, and Seller desires to sell pursuant to the terms herein all of its' intellectual property and contractual rights for all of North America with an option for Central and South America (hereinafter referred to as "Territory") including the NALTREXONE IMPLANT(S) "Implant" formula(s) created or acquired by Seller which were designed to deliver therapeutic levels of Naltrexone into humans for various duration periods.

The purpose of this Agreement is to memorialize and detail all terms, promises, representations, obligations and other considerations so that Buyer shall possess all necessary information and legal capacity required to be capable to manufacture and recreate Implant for commercial exploitation and distribution

For good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto hereby undertake and agree as follows:

AGREEMENT

1. Purchase and Sale. Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller all of Seller's intellectual property and contraction rights in the Implant for the entire Territory for Buyer's exclusive use for a period of 24 months from receipt of intellectual property.

2. Buyer has option within first 12 months of receipt of intellectual property to purchase perpetual exclusive rights to North, Central, and South America ("the Americas") for a one-time fee, or financed over 5 years after initial 24-month exclusivity term.

3. Buyer represents and warrants that it accepts the asset. Seller hereby represents and warrants that it is the owner of the Asset and in no way hindered or restricted from conveying all interests and/or rights as provided for herein.

4. Seller represents and warrants that the intellectual property herein has not been and will not be transferred to any other party in territory other than Buyer.

5. Purchase Price: The purchase price for the Asset being purchased hereunder shall be Fifty-Thousand Euros for North America for 24 months (€50,000.00).

6. Payment of Purchase Price. Payment of the Purchase price shall be made as follows: €50,000.00 to be paid no later than fourteen (14) days after the execution of this agreement.

7. For no additional consideration, Buyer shall also possess an option for five months from the execution of this Agreement ("Effective Date") to obtain all of the same rights acquired in Territory for Central and South America for 24 months for an additional Fifty-Thousand Euros (€50,000.00).

8. For perpetual exclusivity in the Americas, Buyer has the option to pay a total of €200,000 (inclusive of any amounts paid to secure 24-month rights in any territory) within 12 months of the receipt by Buyer from Seller of intellectual property. Or, Buyer may opt to pay for perpetual exclusivity in the Americas with payments spread over 5 years following the initial 24 month exclusivity period for €50,000 Euros annually.

9. Covenants of Seller: Seller hereby covenants and agrees with Buyer that:

(a) Seller is the sole owner of and have the full right and authority to sell the Assets to be transferred hereunder, all of which, except as otherwise specifically provided for in this Agreement, are free and clear of any and all debts, claims, mortgages, liens, security agreements and other encumbrances equities or restrictions on transfer except or disclosed hereinafter in this Agreement.

(b) Seller is a corporation duly organized and validly existing under the laws of Ireland. The execution and delivery of this Agreement by officers executing and delivering the same have been duly authorized by Seller's Board of Directors or authorized equivalent, and do not and will not violate any provision of Seller's Articles of Incorporation, by laws or any contract or other agreement to which Seller is a party, or which is or purports to be binding upon Seller.

(c) With respect to the Assets, there is no litigation, arbitration or other legal proceeding pending, or to the knowledge of Sellers, threatened against Seller, and Seller are not in default with respect to any order of any court or government authority which may have been issued against Sellers.

(d) Seller's Asset is not in violation of any existing or proposed environmental safety or health law, rule or regulation.

10. Buyer's Representations and Warranties. Buyer hereby represents and warrants that:

(a) Buyer is a corporation duly organized and validly existing under the laws of the State of Nevada.

(b) The execution and delivery of this Agreement by the officers executing and delivering the same have been duly authorized by Buyer's Board of Directors, and do not and will not violate any provisions of Buyer's Articles of Incorporation, By Laws, or any contract or other agreement to which Buyer is a party or which is or purports to be binding upon Buyer.

(c) Buyer & seller shall agree in advance any public announcements related to this agreement so long as announcements conform with all laws and statutes that Buyer, as a publicly traded company, are bound to adhere to.

11. Seller's execution of this agreement shall be deemed to constitute an acknowledgment that the representations and warranties contained in this Paragraph are true, correct, valid and enforceable as of the Closing Date.

(a) The representations and warranties of Seller made in this Agreement or any document or certificate delivered to Buyer pursuant hereto shall be true and correct on and as of the Closing Date with the force and effect as though such representations and warranties had been made on and as of the Closing Date, to such effect, certified by Seller.

(b) Seller shall have fully performed and complied with all covenants, terms and agreements to be performed and complied with by Seller on or before the Closing Date.

(c) On the Closing Date, no action or proceeding against Seller before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions or events contemplated by this Agreement or cause such transactions to be rescinded, require Seller to divest itself of any of its assets or properties of which, in the opinion of counsel for the Buyer, would make the transactions contemplated hereby imprudent.

(d) Buyer shall have received such other certificates, documents, assignments, instruments as counsel for Buyer shall reasonably request in order to consummate the transactions contemplated by this Agreement.

12. Miscellaneous.

(a) Except as otherwise provided for herein, each of the parties hereto shall pay its own expenses in connection with the transactions contemplated by this Agreement.

(b) The parties hereto agree to execute and deliver all such further instruments and take such other further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention the parties as expressed herein.

(c) All representations, warranties, covenants and agreements made by Seller and Buyer in this Agreement or pursuant to this Agreement are material and shall survive the Closing Date.

(d) This instrument contains the entire Agreement between the parties hereto with respect to the transactions contemplated herein. The parties hereto expressly agree that this Instrument supersedes and rescinds any prior written agreement between them pertaining to the sale of the Assets. This Agreement may not be amended, modified or discharged orally or otherwise than in writing, executed by all the parties hereto or the respective successors or assigns.

(e) This Agreement and the transactions and other instruments provided for herein shall be governed as to their validity, interpretation and effect by the laws of the State of California, and may only be judicially enforced in any court of competent jurisdiction sitting in Los Angeles, CA. This Agreement will be binding upon the respective successors and assigns of the parties hereto.

(f) All covenants shall be binding upon and shall extend to the heirs, personal representatives, successors and assigns of the parties.

(g) Time is of the essence in this Agreement.

IN WITNESS WHEREOF the parties have caused this agreement to be duly executed on this the 26th day of January, 2016.

Well AdvisedLtd.:

By: ______________________

Mary O'Brien

BioCorRx Inc.:

By: ______________________

Interim-Chief Executive Officer

By: ______________________

Chief Financial Officer